Exhibit 99.1

Myseum.AI Announces Sponsorship and Panel Participation at Visual 1st
2026 Conference for Global Photo and Video industry

Development underway for privacy-first agentic-localized AI agents that assist in managing personal media including photos and videos

NEW BRUNSWICK, N.J., June 9, 2026 (GLOBE NEWSWIRE) – Myseum.AI, Inc. (Nasdaq: MYSE) (“Myseum.AI” or the “Company”), a privacy-first agentic AI and social media technology company, today announced its participation at Visual 1st 2026, an executive conference promoting innovation and partnerships in the photo and video industry. Visual 1st 2026 will take place September 29–30 in San Francisco, CA.

Myseum.ai CEO Darin Myman will speak in a panel discussion titled ‘Visuals for Connection — Transforming shared media into social glue.’ There he will discuss Myseum.ai’s Picture Party platform that enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem.

“The Visual 1st conference is the ideal networking event to showcase our flagship platform, Picture Party, a patented, next-generation instant social networking experience designed to make sharing easier, more fun, and more private,” Myman commented. “By keeping only the best parts of social media apps and stripping away everything else, users can take back their digital privacy and start sharing their social life the way it was meant to be shared. Picture Party is truly a game changer.”

Myseum.AI is broadening the proprietary technology powering Picture Party and other offerings. Development is underway for privacy-first agentic-localized AI agents that assist in managing personal media such as photos, videos and messages, while maintaining privacy. The technology adapts to individual patterns and preferences to better assist the user while maintaining data integrity and encryption to ensure that user information is never shared with any other social platforms. The personalized AI assistant learns from the user’s individual actions and never shares that information with traditional AI models.

About Visual 1st

Visual 1st is the leading executive conference dedicated to promoting innovation and partnerships within the global photo and video industry. Now in its 14th year, the annual event brings together a diverse community of executives and entrepreneurs, including leaders from photo and video software and app developers, camera and hardware manufacturers, photo print providers, social media platforms, and stock media companies.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make it easier, more fun and private to share. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available at the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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